OPPENHEIMER ROCHESTER LIMITED TERM NEW YORK MUNICIPAL FUND

Period Ended June 30, 2013
EXHIBIT 77C

SPECIAL SHAREHOLDER MEETINGS (Unaudited)

On June 21, 2013, a first shareholder meeting of Oppenheimer Rochester Limited Term New York Municipal Fund (the “Fund”), a series of Rochester Fund Municipals (the “Trust”), was held at which the twelve Trustees identified below were elected to the Trust (Proposal No. 1).  The following is a report of the votes cast:

Nominee/Proposal                                                                For                                                     Withheld

Trustees

Brian F. Wruble                                                                1,589,065,930                                           39,438,232
David K. Downes                                                             1,588,331,143                                           40,173,019
Matthew P. Fink                                                               1,585,670,663                                           42,833,499
Edmund Giambastiani, Jr.                                               1,588,565,602                                           39,938,560
Phillip A. Griffiths                                                            1,584,754,027                                           43,750,135
Mary F. Miller                                                                   1,592,789,610                                           35,714,552
Joel W. Motley                                                                 1,587,624,307                                           40,879,855
Joanne Pace                                                                      1,594,848,160                                           33,656,002
Mary Ann Tynan                                                             1,595,027,557                                           33,476,605
Joseph M. Wikler                                                             1,585,297,333                                           43,206,829
Peter I. Wold                                                                     1,590,476,389                                           38,027,773
William F. Glavin, Jr.                                                         1,590,756,547                                           37,747,616